UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
   _______________________________
Form 8-K
  _______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2017
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Hi-Crush Partners LP
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)

001-35630	90-0840530
(Commission File Number)	(IRS Employer Identification No.)

Three Riverway, Suite 1350 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 980-6200
(Registrant’s telephone number, including area code)

  _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On March 15, 2017, Hi-Crush Augusta Acquisition Co. LLC ("Acquisition Co."), a wholly owned subsidiary of Hi-Crush Partners LP (the "Partnership"), completed its previously announced acquisition of all of the outstanding membership interests in Hi-Crush Whitehall LLC ("Whitehall"), the remaining 2% outstanding equity interest in Hi-Crush Augusta LLC ("Augusta") and all of the outstanding membership interests in PDQ Properties LLC ("PDQ") from Hi-Crush Proppants LLC ("Proppants") in exchange for $140 million in cash and up to $65 million of contingent earnout consideration, pursuant to the terms of the Contribution Agreement, dated February 23, 2017, by and between Acquisition Co., the Partnership and Proppants (the "Contribution Agreement"). The Whitehall facility has 80.7 million tons of proven recoverable Northern White frac sand reserves on 1,447 acres, with an annual processing capacity of approximately 2.86 million tons of frac sand per year.
As of March 15, 2017, Proppants owned all of the incentive distribution rights, 20,693,643 common units and wholly owns Hi-Crush GP LLC, a Delaware limited liability company and the general partner of the Partnership (the "General Partner"). Certain individuals, including officers and directors of Proppants, Whitehall, Augusta, PDQ and the General Partner serve as officers and/or directors of one or more of such entities.
The Conflicts Committee (the "Conflicts Committee") of the Board of Directors of the General Partner approved the transactions contemplated by the Contribution Agreement (the "Transactions"). The Conflicts Committee, composed of independent members of the Board of Directors of the General Partner, retained independent legal and financial advisors to assist it in evaluating and negotiating the Transactions. In approving the terms of the Contribution Agreement, the Conflicts Committee based its decision in part on an opinion from its independent financial advisor that the consideration to be paid by Acquisition Co. in connection with the Transactions is fair, from a financial point of view, to the Partnership and common unitholders of the Partnership other than the General Partner.
The foregoing description of the Contribution Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Contribution Agreement. A copy of the Contribution Agreement will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release announcing the completion of acquisitions of Permian Basin Sand, Whitehall Facility and Remaining Interest in Augusta Facility; Underwriter's Exercise of Overallotment Option

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hi-Crush Partners LP

		By:	Hi-Crush GP LLC, its general partner

Date:	March 21, 2017	By:	/s/ Laura C. Fulton
Laura C. Fulton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Press Release announcing the completion of acquisitions of Permian Basin Sand, Whitehall Facility and Remaining Interest in Augusta Facility; Underwriter's Exercise of Overallotment Option